T. ROWE PRICE NEW AMERICA GROWTH FUND

                             POWER OF ATTORNEY

    RESOLVED, that the Corporation and each of its trustees do hereby constitute and authorize, James S. Riepe, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such trustees and officers on his behalf as such trustee or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

    IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its President and the same attested by its Secretary, each thereunto duly authorized by its Board of Trustees, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.

                            T. ROWE PRICE NEW AMERICA GROWTH FUND

                            By:  /s/John H. Laporte
                                 John H. Laporte
                                 President and Trustee

April 24, 1996

Attest:

/s/Lenora V. Hornung
Lenora V. Hornung, Secretary

/s/John H. Laporte   President and Trustee       April 24, 1996
John H. Laporte      (Principal Executive Officer)

/s/Carmen F. Deyesu  Treasurer                   April 24, 1996
Carmen F. Deyesu     (Principal Financial Officer)

/s/Donald W. Dick, Jr. Trustee                   April 24, 1996
Donald W. Dick, Jr.

/s/David K. Fagin    Trustee                     April 24, 1996
David K. Fagin

/s/Hanne M. Merriman Trustee                     April 24, 1996
Hanne M. Merriman

/s/James S. Riepe    Vice President and Trustee  April 24, 1996
James S. Riepe

/s/Hubert D. Vos     Trustee                     April 24, 1996
Hubert D. Vos

/s/Paul M. Wythes    Trustee                     April 24, 1996
Paul M. Wythes